Exhibit 3.1 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BAKKT HOLDINGS, INC. Bakkt Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that: 1. The name of the Corporation is Bakkt Holdings, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 15, 2021. The Corporation’s original Certificate of Incorporation was subsequently amended pursuant to (A) a Certificate of Amendment that was filed with the Secretary of State of the State of Delaware on April 26, 2024, (B) a Certificate of Amendment that was filed with the Secretary of State of the State of Delaware on June 17, 2025 and (C) a Certificate of Amendment that was filed with the Secretary of State of the State of Delaware on June 17, 2025. 2. The Corporation’s Certificate of Incorporation is hereby amended as follows: a. The first sentence of Article IV, Section 4.1 of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety as follows: “The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 571,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), and (ii) 570,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), which consists of (A) 560,000,000 shares of Class A common stock (“Class A Common Stock”) and (B) 10,000,000 shares of Class V common stock (“Class V Common Stock”).” 3. This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. This Certificate of Amendment shall become effective on August 8, 2025 at 12:01 a.m. Eastern Time. [Signature Page Follows]

Exhibit 3.1 IN WITNESS WHEREOF, this Certificate of Amendment is duly executed by the undersigned officer of the Corporation on August 7, 2025. By: _/s/ Marc D’Annunzio___________________ Name: Marc D’Annunzio Title: General Counsel and Secretary